Exhibit 16
Future Technologies, Inc.
Form 8-K
File No. 0-26347

[Accountant Letterhaead]




December 6, 1999


U.S. Securities and Exchange Commission
450 Fifth Street, NW
Washington DC 20549


Gentlemen:

On December 6,1999, this firm reviewed "item 4 - Changes in
Registrant's Certifying Accountants" of the Form 8-K to be filed by Future Technologies, Inc. (Company) during December, 1999.

We have no disagreements with the statements made in that item within the Form 8-K.


Sincerely,

Thomas W Lewis, CPA

cc:
Board of Directors
Future Technologies, Inc.
11900 Wayzata Blvd #I 00
Hopkins, MN 55305

                             Members
        Minnesota Sodety of Certifled Public Accountants
         American Institute of Cert!W Public Accountants
             National Society of Public Accountants
           Minnesota Association of Public Accountants
            AICPA Privat@e Companies Practice Section

POPS